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                                                                      EXHIBIT 1

                             JOINT FILING AGREEMENT
                         PURSUANT TO RULE 13d-1 (f)(1)

        The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts taken together shall constitute one and the same instrument.

Dated:  February 1, 1999


                              WARBURG, PINCUS CAPITAL COMPANY, L.P.

                              By:    Warburg, Pincus & Co., General
                              Partner

                              By:    /s/ Stephen Distler
                                 ----------------------------------------------
                                      Stephen Distler, Partner


                               WARBURG, PINCUS & CO.

                               By:    /s/ Stephen Distler
                                 ----------------------------------------------
                                      Stephen Distler, Partner


                               E.M. WARBURG, PINCUS & CO., LLC

                               By:    /s/ Stephen Distler
                                 ----------------------------------------------
                                      Stephen Distler, Member